Exhibit 10.6

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE ALLIANCE DATA SYSTEMS CORPORATION
2010 OMNIBUS PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of June 30, 2011 (the “Grant Date”) by and between Alliance Data Systems Corporation (the “Company”) and [NAME] (the “Participant”) who is a non-employee director of the Company.

WHEREAS, pursuant to the Company’s 2010 Omnibus Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire, or enlarge his ownership of, the Company’s common stock, $0.01 par value per share (“Stock”), so that he may have a direct proprietary interest in the Company’s success.

WHEREAS, the Company desires to have the Participant continue to serve on the Company’s Board of Directors (“Board”) and to provide the Participant with an incentive.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.           Restricted Stock Units Awarded.

(a)           The Company hereby awards to the Participant, in the aggregate, [# SHARES] Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

(b)           Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant.  By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c)           Except as provided in the Plan or this Agreement, prior to vesting as provided in Section 2 of this Agreement, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to Stock underlying the Award shall immediately terminate without any payment or consideration by the Company, in the event of a Participant’s early termination of service as provided in Section 3 below.

2.           Vesting.  Subject to Sections 1 and 3 of this Agreement, the restrictions thereon will lapse and Award will vest upon the earlier of:

(a)           The Participant’s termination of service, which for the purposes of this Agreement is defined as (i) the Participant’s separation of service from the Board at the end of the Participant’s elected term of service; (ii) the Participant’s death; or (iii) the Participant’s Disability; or

(b)           June 29, 2021.

Notwithstanding the foregoing, subject to the limitations of the Plan, the Committee may accelerate the vesting of all or part of the Award at any time and for any reason. As soon as practicable after the Award vests and consistent with Section 409A of the Code, payment shall be made in Stock (based upon the Fair Market Value of the Stock on the day all restrictions lapse).  The Committee shall cause a Stock certificate to be delivered to the Participant or the Participant’s electronic account with respect to such Stock free of all restrictions or the Stock may be delivered electronically.

3.           Forfeiture for Early Termination of Service.  Unless otherwise determined by the Committee at time of grant or thereafter or as otherwise provided in the Plan, if the Participant terminates his service prior to the end of his elected term, any unvested portion of any outstanding Award held by a Participant at the time of such early termination of service will be forfeited upon such termination.

4.           Company; Participant.

(a)           The term “Company” as used in this Agreement with reference to employment shall include the Company and its Affiliates, as appropriate.

(b)           Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5.           Adjustments; Change in Control.

(a)           In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of  the number and kind of shares that may be issued in respect of Restricted Stock Units.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

(b)           In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting with respect to the Award.  If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the

Award shall automatically vest prior to the Change in Control at a time designated by the Committee.  Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

6.           Compliance with Law.  Notwithstanding any of the provisions hereof, the Company will not be obligated to issue or transfer any Stock to the Participant hereunder, if the exercise thereof or the issuance or transfer of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or transfer of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

7.           No Right to Re-election or Continued Service.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company as a non-employee director nor shall the Agreement be deemed to create any obligation of the Board to nominate any of its members for re-election by the Company stockholders nor confer on the Participant the right to remain a member of the Board for any period of time or at any particular rate of compensation.  This Agreement shall not interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved.  Participant acknowledges and agrees that the continued vesting of the Restricted Stock Units granted hereunder is premised upon his provision of future services as a member of the Board and such Restricted Stock Units shall not accelerate upon his termination of service for any reason unless specifically provided for herein.

8.           Representations and Warranties of Participant.  The Participant represents and warrants to the Company that:

(a)           Agrees to Terms of the Plan.  The Participant has received a copy of the Plan, which is incorporated herein by reference, and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.  The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or later disposition of the shares of Stock once the Award has vested, and that the Participant should consult a tax adviser prior to such time.

(b)           Cooperation.  The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

9.           Taxes and Share Withholding.  At such time as the Participant has taxable income in connection with an Award (a “Taxable Event”), the Participant may be required to pay to the Company, prior to the issuance of shares of Stock, an amount in cash equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Restricted Stock Units.  The Participant may be given the opportunity to make a written election (the “Tax Election”) to have withheld a portion of shares of Stock issuable to him upon vesting of the Restricted Stock Units, having an aggregate Fair Market Value equal to the Withholding Taxes in connection with the Taxable Event.

10.         Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any Restricted Stock Unit until he shall have become the holder of record of such Stock, and no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date upon which Participant shall become the holder of record thereof.

11.         Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.  Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.

12.         Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

13.         Electronic Transmission.  The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION

By:

/s/ Jae Lynn Rangel
Jae Lynn Rangel
SVP, Human Resources

PARTICIPANT

NAME